Exhibit 99.1

Investor & Media Relations
Scott Deitz
419.248.8935

Owens Corning Reports Fourth-Quarter and Full-Year 2008 Results

Completes Successful Year in a Difficult Global Market

TOLEDO, Ohio – Feb. 18, 2009 – Owens Corning (NYSE: OC) reported today that consolidated net sales increased 17 percent to $5.8 billion in 2008, compared with $5.0 billion in 2007. Sales were up because of higher revenue from the company’s Composites business due to the acquisition in November 2007, and improved selling prices and sales volumes in the company’s Roofing and Asphalt segment.

Consolidated net sales for the fourth quarter of 2008 were $1.3 billion, down 1 percent compared with the same quarter in 2007. Higher sales in the Roofing and Asphalt segment offset lower sales in the Composites and Insulation businesses, which were impacted by the global economic slowdown and the continued decline in U.S. new residential construction.

Excluding comparability items, Owens Corning’s 2008 adjusted earnings from continuing operations were $124 million, or $0.95 per adjusted diluted share, compared with $162 million, or $1.23 per adjusted diluted share in 2007. Adjusted earnings from continuing operations in the fourth quarter of 2008 were $16 million, or $0.13 per adjusted diluted share, compared with $40 million, or $0.31 per adjusted diluted share in the fourth quarter of 2007. In the fourth quarter of 2008, Owens Corning reported a net loss of $45 million, or $0.36 per share. See Tables 3 through 6 for a discussion and reconciliation of these items.

Primarily as the result of a non-cash charge of $909 million recorded in 2008 to establish an accounting valuation allowance against net U.S. deferred tax assets related to its net operating losses, Owens Corning recorded a net loss in 2008 of $839 million, or $6.56 per share. The non-cash charge will have no impact on the company’s ability to utilize the net operating losses to offset future U.S. profits.

Copyright © 2009 Owens Corning

Consolidated Fourth-Quarter and 2008 Results

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Earnings before interest and taxes (EBIT) from continuing operations for the year ending Dec. 31, 2008, were $196 million, compared with $145 million during the same period in 2007. Excluding comparability items (see Table 3), adjusted EBIT from continuing operations for 2008 was $290 million, compared with $341 million in 2007.

•

Fourth-quarter 2008 EBIT from continuing operations was $15 million, compared with a loss of $46 million during 2007. Excluding comparability items (see Table 4), adjusted EBIT from continuing operations for the fourth quarter of 2008 was $48 million, compared with $88 million during the same period in 2007.

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Gross margin as a percentage of sales was 15 percent in 2008, compared with 16 percent in 2007. The decline was a result of lower margins in the Insulating Systems segment that were only partially offset by margin improvements in the Composite Solutions and Roofing and Asphalt segments.

•	The company’s continued focus on safety resulted in a 36-percent reduction in injuries in 2008 versus 2007.

“The company demonstrated great progress in 2008. It’s now evident that we have established a tremendous franchise in composites,” said Mike Thaman, chairman and chief executive officer. “Our Roofing and Asphalt business emerged as a strong performer in our portfolio. Our Insulation business remained profitable despite the worst U.S. housing year on record. We managed cost and capacity effectively throughout the year. We concluded the year with solid results and a strong balance sheet.

“We expect 2009 to be difficult,” added Thaman. “Investors can expect continued aggressive cost and capacity management. In 2009, we will maintain profitability in our Building Materials Group in aggregate and in our Composites business. The strength of our portfolio will generate positive free cash flow, supported by our cost reductions and management actions to reduce capital expenditures and working capital.”

Other Financial Items

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During the first quarter of 2007, Owens Corning announced a share buy-back program under which the company was authorized to repurchase up to 5 percent of Owens Corning’s outstanding common stock. During the fourth quarter of 2008, the company repurchased approximately 1.8 million shares at an average price of $19.43 per share. For the full-year 2008, the company repurchased nearly 4.7 million shares at an average price of $21.47 per share. Approximately 1.9 million shares remain available for repurchase under the current program.

•	The company reduced its precious metal lease exposure resulting from the composites acquisition to less than $25 million, from more than $300 million.

•	Acquisition-related synergies in the Composites business totaled $50 million in 2008.

•	At the end of 2008, Owens Corning had net debt of $1.98 billion, comprised of $2.22 billion of short- and long-term bank debt and cash-on-hand of $236 million.

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•

Owens Corning’s federal tax net operating loss (NOL) carryforward, primarily resulting from the distribution of cash and stock to settle its prior Chapter 11 case in 2006, was $2.7 billion at the end of 2008.

Outlook

Current indicators point to a challenging business environment for Owens Corning. Weakness experienced in the U.S. new construction market and global economy is expected to carry into 2009.

Fourth-quarter weakness in the Composites business is expected to persist in 2009 until industry inventory levels return to equilibrium. When equilibrium is reached, the company expects margins to return to levels exhibited in the first three quarters of 2008.

The Roofing and Asphalt business finished 2008 with strong margin rates, providing momentum that is expected to carry into 2009.

The Insulation business fell to a loss position during the fourth quarter of 2008. Another difficult year in new residential construction is expected in the United States. Despite significant cost and capacity actions, it is likely this business will struggle to achieve profitability in 2009.

Owens Corning is taking aggressive action to manage its cost structure. The company will further curtail capacity across its operations, reduce SG&A and head count, and delay capital projects such as the previously announced expansion in Russia.

The recently enacted U.S. economic stimulus plan encourages the re-insulation of homes and buildings and promotes further development of wind power as a source of renewable energy. Owens Corning will focus efforts on ensuring that these initiatives benefit its Insulation and Composites businesses.

In 2009, depreciation and amortization is estimated to be $350 million, compared with $331 million in 2008. Capital expenditures for 2009 will be less than $275 million, excluding precious metal purchases, compared with $366 million in 2008, a reduction of almost $100 million.

Owens Corning expects its cash taxes in 2009 to be less than the $33 million paid in 2008. The company estimates a long-term effective book tax rate of 25 percent based on the blend of its U.S. and non-U.S. operations. A tax rate of 25 percent will be applied to the company’s quarterly and annual calculation of its adjusted earnings per share to provide better comparability from period to period.

First-quarter 2009 results are scheduled to be announced on April 30, 2009.

Business Segment Highlights

Composite Solutions

Net sales for 2008 were $2.4 billion, a 39-percent increase from $1.7 billion in 2007. Substantially all of the increase was the result of incremental sales from the company’s composites acquisition, net of divestitures. Excluding the acquisition, net of divestitures, volumes decreased due to the global economic slowdown in the fourth quarter.

EBIT from continuing operations for 2008 was $208 million, compared to $123 million in 2007, an increase of 69 percent. More than three-quarters of the increase was due to incremental earnings associated with the company’s composites acquisition, net of divestitures. The remainder of the

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increase was due to improved manufacturing productivity, reduced marketing and administrative costs (excluding the company’s acquisition, net of divestitures), and the effect of translating profits from foreign currencies into U.S. dollars.

Through the third quarter of 2008, the EBIT margin in this segment was 10 percent. The EBIT margin in the fourth quarter dropped to 4 percent due to rapid and significant declines in worldwide demand.

Insulating Systems

Net sales for 2008 were $1.6 billion, an 11-percent decrease from $1.8 billion in 2007. The continued decline in new residential construction in the United States significantly impacted demand for insulation products. Housing starts in the United States have been declining for more than two years and were down 33 percent from 2007 to 2008.

EBIT from continuing operations for 2008 was $14 million, compared with $192 million in 2007, a drop of 93 percent. The decrease in EBIT was primarily the result of lower margins and lower sales volumes. Lower margins, due to high levels of inflation in energy and energy-related costs, such as materials and delivery, coupled with price declines, accounted for more than half of the decrease in EBIT. Lower sales volumes, which drove underutilization of production capacity, accounted for the remainder of the decrease in EBIT. This impact was mitigated through actions the company took beginning in the fourth quarter of 2007 to reduce production capacity and align its cost structure with market demand expectations.

Roofing and Asphalt

Net sales for 2008 were a record $1.9 billion, a 35-percent increase from $1.4 billion in 2007. More than three-quarters of the increase was because of higher selling prices, which were implemented to recover inflation, primarily in asphalt, and improve margins. Higher volumes were driven by strong, damaging U.S. storms in the spring and summer and an improved product mix related to increased sales of Duration® Series shingles and roofing accessories.

EBIT from continuing operations for 2008 was $185 million, compared with $27 million in 2007. Nearly half of the increase in EBIT was the result of productivity improvements. In 2008, the company made significant gains in manufacturing and material efficiencies and realized benefits from a streamlined asset base resulting from our 2007 and 2008 cost-cutting actions. Another one-third of the increase in EBIT was the result of improved margins as price increases outpaced inflation in raw materials, labor and delivery. Increased sales volumes and favorable product mix accounted for the remainder of the increase in EBIT.

Other Building Materials and Services

Net sales for 2008 were $235 million, a 22-percent decrease from $301 million in 2007. More than three-quarters of the decrease was the result of declines in the company’s Masonry Products business related to the lower demand in the new construction and repair and remodeling markets in the United States.

EBIT from continuing operations for 2008 was a loss of $24 million, compared with earnings of $14 million in 2007. More than two-thirds of the change was due to the decline in sales volumes, including higher idle facility costs, in Masonry Products related to the continued weakness in new construction and repair and remodeling markets in the United States.

Conference Call and Presentation

Wednesday, Feb. 18, 2009

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11 a.m. ET

All Callers

Live dial-in telephone number: 1-866-804-6922 or 1-857-350-1668

(Please dial in 10 minutes before conference call start time)

Passcode: 41654796

Presentation

To view the slide presentation during the conference call, please log on to the live webcast at http://www.owenscorning.com/investors.

A telephone replay will be available through Feb. 25, 2009 at 1-888-286-8010 or 1-617-801-6888. Passcode: 80495635. A replay of the webcast will also be available at www.owenscorning.com/investors.

About Owens Corning

Owens Corning (NYSE: OC) is a leading global producer of residential and commercial building materials, glass fiber reinforcements and engineered materials for composite systems. A Fortune 500 company for 54 consecutive years, Owens Corning is committed to driving sustainability through delivering solutions, transforming markets and enhancing lives. Founded in 1938, Owens Corning is a market-leading innovator of glass fiber technology with sales of $6 billion in 2008 and 18,000 employees in 26 countries on five continents. Additional information is available at www.owenscorning.com.

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from those projected in these statements. Such factors include, without limitation: economic and political conditions, including new legislation or other governmental actions; levels of residential and commercial construction activity; competitive factors; pricing pressures; weather conditions; our level of indebtedness; industry and economic conditions that adversely affect the market and operating conditions of our customers, suppliers or lenders; availability and cost of energy and materials; availability and cost of credit; interest rate movements; issues involving implementation of acquisitions, divestitures and joint ventures; our ability to use our net operating loss carryforwards; achievement of expected synergies, cost reductions and/or productivity improvements; issues involving implementation of new business systems; foreign exchange fluctuations; the success of research and development activities; difficulties in managing production capacity; labor disputes; and factors detailed from time to time in the Company’s Securities and Exchange Commission filings. The information in this news release speaks as of the date Feb. 18, 2009, and is subject to change. The Company does not undertake any duty to update or revise forward-looking statements. Any distribution of this news release after that date is not intended and will not be construed as updating or confirming such information.

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Table 1

Owens Corning and Subsidiaries

Consolidated Statements of Earnings (Loss)

(in millions, except per share data)

	Twelve Months Ended December 31, 2008	Twelve Months Ended December 31, 2007
Net sales	$5,847	$4,978
Cost of sales	4,963	4,201

Gross margin	884	777
OPERATING EXPENSES
Marketing and administrative expenses	617	498
Science and technology expenses	69	63
Restructuring costs	7	28
Chapter 11-related reorganization items	1	—
Employee emergence equity program expense	26	37
(Gain) loss on sale of fixed assets and other	(32)	6

Total operating expenses	688	632
EARNINGS FROM CONTINUING OPERATIONS BEFORE INTEREST AND TAXES	196	145
Interest expense, net	116	122

EARNINGS FROM CONTINUING OPERATIONS BEFORE TAXES	80	23
Income tax expense (benefit)	919	(8)

EARNINGS (LOSS) FROM CONTINUING OPERATIONS BEFORE MINORITY INTEREST AND EQUITY IN NET EARNINGS (LOSS) OF AFFILIATES	(839)	31
Minority interest and equity in net earnings (loss) of affiliates	—	(4)

EARNINGS (LOSS) FROM CONTINUING OPERATIONS	(839)	27
Discontinued operations:
Earnings from discontinued operations, net of tax	—	9
Gain on sale of discontinued operations, net of tax	—	60

Total earnings from discontinued operations	—	69

NET EARNINGS (LOSS)	$(839)	$96

BASIC EARNINGS (LOSS) PER COMMON SHARE
Earnings (loss) from continuing operations	$(6.56)	$0.21
Earnings from discontinued operations	—	0.54

Basic net earnings (loss) per common share	$(6.56)	$0.75

DILUTED EARNINGS (LOSS) PER COMMON SHARE
Earnings (loss) from continuing operations	$(6.56)	$0.21
Earnings from discontinued operations	—	0.53

Diluted net earnings (loss) per common share	$(6.56)	$0.74

WEIGHTED AVERAGE COMMON SHARES
Basic	127.8	128.4
Diluted	127.8	129.0

Table 2

Owens Corning and Subsidiaries

Consolidated Statements of Earnings (Loss)

(Unaudited)

(in millions, except per share data)

	Three Months Ended December 31, 2008	Three Months Ended December 31, 2007
Net sales	$1,291	$1,304
Cost of sales	1,102	1,165

Gross margin	189	139
OPERATING EXPENSES
Marketing and administrative expenses	159	133
Science and technology expenses	17	17
Restructuring costs	(1)	31
Chapter 11-related reorganization items	1	(4)
Employee emergence equity program expense	6	9
Gain on sale of fixed assets and other	(8)	(1)

Total operating expenses	174	185

EARNINGS FROM CONTINUING OPERATIONS BEFORE INTEREST AND TAXES	15	(46)
Interest expense, net	26	32

EARNINGS FROM CONTINUING OPERATIONS BEFORE TAXES	(11)	(78)
Income tax expense (benefit)	35	(38)

EARNINGS (LOSS) FROM CONTINUING OPERATIONS BEFORE MINORITY INTEREST AND EQUITY IN NET EARNINGS (LOSS) OF AFFILIATES	(46)	(40)
Minority interest and equity in net earnings (loss) of affiliates	1	—

EARNINGS (LOSS) FROM CONTINUING OPERATIONS	(45)	(40)
Discontinued operations:
Earnings from discontinued operations, net of tax	—	—
Loss on sale of discontinued operations, net of tax	—	(6)

Total earnings from discontinued operations	—	(6)

NET EARNINGS (LOSS)	$(45)	$(46)

BASIC EARNINGS (LOSS) PER COMMON SHARE
Earnings (loss) from continuing operations	$(0.36)	$(0.31)
Earnings from discontinued operations	—	(0.05)

Basic net earnings (loss) per common share	$(0.36)	$(0.36)

DILUTED EARNINGS (LOSS) PER COMMON SHARE
Earnings (loss) from continuing operations	$(0.36)	$(0.31)
Earnings from discontinued operations	—	(0.05)

Diluted net earnings (loss) per common share	$(0.36)	$(0.36)

WEIGHTED AVERAGE COMMON SHARES
Basic	125.3	128.6
Diluted	125.3	128.6

Table 3

Owens Corning and Subsidiaries

EBIT Reconciliation Schedules

(Unaudited)

(in millions)

For purposes of internal review of Owens Corning's year-over-year operational performance, management excludes from net earnings (loss) certain items it believes are not the result of current operations, and therefore affect comparability. Additionally, management views net precious metal lease (expense) income as a financing item included in net interest expense rather than as a product cost included in cost of sales. The adjusted financial measures resulting from these adjustments are used internally by Owens Corning for various purposes, including reporting results of operations to the Board of Directors, analysis of performance and related employee compensation measures. Although management believes that these adjustments result in measurements that provides it a useful representation of its operational performance, the adjusted measures should not be considered in isolation or as a substitute for net earnings (loss) as prepared in accordance with accounting principles generally accepted in the United States. Items affecting comparability and a reconciliation of net earnings (loss) to adjusted earnings from continuing operations before interest and taxes are shown in the tables below.

	Twelve Months Ended December 31, 2008	Twelve Months Ended December 31, 2007
ITEMS AFFECTING COMPARABILITY
Chapter 11-related reorganization items	$(1)	$—
Net precious metal lease (expense) income	(9)	3
Restructuring and other costs	(7)	(54)
Acquisition integration and transaction costs	(75)	(41)
Gains (losses) on sales of assets and other	34	(7)
Employee emergence equity program expense	(26)	(37)
Asset impairments	(10)	(60)

Total items affecting comparability	$(94)	$(196)

RECONCILIATION TO ADJUSTED EARNINGS FROM CONTINUING OPERATIONS BEFORE INTEREST AND TAXES

NET EARNINGS (LOSS)	$(839)	$96
Discontinued operations
Earnings from discontinued operations	—	9
Gain on sale of discontinued operations	—	60

Total earnings from discontinued operations	—	69

EARNINGS (LOSS) FROM CONTINUING OPERATIONS	(839)	27
Minority interest and equity in net earnings (loss) of affiliates	—	(4)

EARNINGS (LOSS) FROM CONTINUING OPERATIONS BEFORE MINORITY INTEREST AND EQUITY IN NET EARNINGS (LOSS) OF AFFILIATES	(839)	31
Income tax expense (benefit)	919	(8)

EARNINGS FROM CONTINUING OPERATIONS BEFORE TAXES	80	23
Interest expense, net	116	122

EARNINGS FROM CONTINUING OPERATIONS BEFORE INTEREST AND TAXES	196	145
Adjustment to remove comparability items	94	196

ADJUSTED EARNINGS FROM CONTINUING OPERATIONS BEFORE INTEREST AND TAXES	$290	$341

Table 4

Owens Corning and Subsidiaries

EBIT Reconciliation Schedules

(Unaudited)

(in millions)

For purposes of internal review of Owens Corning's year-over-year operational performance, management excludes from net earnings (loss) certain items it believes are not the result of current operations, and therefore affect comparability. Additionally, management views net precious metal lease (expense) income as a financing item included in net interest expense rather than as a product cost included in cost of sales. The adjusted financial measures resulting from these adjustments are used internally by Owens Corning for various purposes, including reporting results of operations to the Board of Directors, analysis of performance and related employee compensation measures. Although management believes that these adjustments result in measurements that provides it a useful representation of its operational performance, the adjusted measures should not be considered in isolation or as a substitute for net earnings (loss) as prepared in accordance with accounting principles generally accepted in the United States. Items affecting comparability and a reconciliation of net earnings (loss) to adjusted earnings from continuing operations before interest and taxes are shown in the tables below.

	Three Months Ended December 31, 2008	Three Months Ended December 31, 2007
ITEMS AFFECTING COMPARABILITY
Chapter 11-related reorganization items	$(1)	$4
Net precious metal lease (expense) income	(2)	(3)
Restructuring and other (costs) credits	1	(57)
Acquisition integration and transaction costs	(23)	(20)
Loss on sales of assets and other	(2)	—
Employee emergence equity program expense	(6)	(9)
Asset impairments	—	(49)

Total items affecting comparability	$(33)	$(134)

RECONCILIATION TO ADJUSTED EARNINGS FROM CONTINUING OPERATIONS BEFORE INTEREST AND TAXES

NET LOSS	$(45)	$(46)
Discontinued operations
Earnings from discontinued operations	—	—
Gain on sale of discontinued operations	—	(6)

Total earnings from discontinued operations	—	(6)

LOSS FROM CONTINUING OPERATIONS	(45)	(40)
Minority interest and equity in net earnings (loss) of affiliates	1	—

LOSS FROM CONTINUING OPERATIONS BEFORE MINORITY INTEREST AND EQUITY IN NET EARNINGS (LOSS) OF AFFILIATES	(46)	(40)
Income tax expense (benefit)	35	(38)

LOSS FROM CONTINUING OPERATIONS BEFORE TAXES	(11)	(78)
Interest expense, net	26	32

EARNINGS (LOSS) FROM CONTINUING OPERATIONS BEFORE INTEREST AND TAXES	15	(46)
Adjustment to remove items affecting comparability	33	134

ADJUSTED EARNINGS FROM CONTINUING OPERATIONS BEFORE INTEREST AND TAXES	$48	$88

Table 5

Owens Corning and Subsidiaries

EPS Reconciliation Schedules

(Unaudited)

(in millions, except per share data)

For purposes of internal review of Owens Corning's year-over-year operational performance, management excludes from net earnings (loss) certain items it believes are not the result of current operations, and therefore affect comparability. Additionally, management views net precious metal lease (expense) income as a financing item included in net interest expense rather than as a product cost included in cost of sales. The adjusted financial measures resulting from these adjustments are used internally by Owens Corning for various purposes, including reporting results of operations to the Board of Directors, analysis of performance and related employee compensation measures. Although management believes that these adjustments result in measurements that provides it a useful representation of its operational performance, the adjusted measures should not be considered in isolation or as a substitute for net earnings (loss) as prepared in accordance with accounting principles generally accepted in the United States. Items affecting comparability and a reconciliation of net earnings (loss) to adjusted earnings from continuing operations before interest and taxes are shown in the tables below.

	Twelve Months Ended December 31, 2008	Twelve Months Ended December 31, 2007
RECONCILIATION TO ADJUSTED EARNINGS (LOSS) FROM CONTINUING OPERATIONS

NET EARNINGS (LOSS)	$(839)	$96
Earnings from discontinued operations	—	9
Gain on sale of discontinued operations	—	60

EARNINGS (LOSS) FROM CONTINUING OPERATIONS	(839)	27
Adjustment to remove items affecting comparability	94	196
Adjustment to classify net metal lease (expense) income as interest	(9)	3
Adjustment to remove accounting valuation for U.S. deferred tax assets	909	—
Adjustment to tax expense to reflect an expected long-term rate of 25%*	(31)	(64)

ADJUSTED EARNINGS (LOSS) FROM CONTINUING OPERATIONS	$124	$162

RECONCILIATION TO ADJUSTED DILUTED EARNINGS (LOSS) PER SHARE FROM CONTINUING OPERATIONS

DILUTED EARNINGS (LOSS) PER SHARE FROM CONTINUING OPERATIONS	$(6.56)	$0.21
Convert to diluted earnings per share on net earnings	0.15	—
Adjustment to remove items affecting comparability (see Table 3)	0.72	1.49
Adjustment to classify net precious metal lease (expense) income as interest	(0.07)	0.02
Adjustment to remove accounting valuation for U.S. deferred tax assets	6.95	—
EPS Reconciliation Schedules	(0.24)	(0.49)

ADJUSTED DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS	$0.95	$1.23

RECONCILIATION TO ADJUSTED DILUTED SHARES OUTSTANDING

Weighted-average shares outstanding used for diluted earnings per share	127.8	129.0
Non-vested restricted shares	0.9	—
Shares related to employee emergence program	2.0	2.3

Adjusted diluted shares outstanding **	130.7	131.3

*	The company estimates a long-term sustainable effective tax rate of 25% based upon the projected blend of its U.S. and non-U.S. operations.
**	The non-vested restricted shares were excluded from the reported weighted-average shares outstanding due to their anti-dilutive effect. The adjusted diluted shares outstanding need to be adjusted include the dilutive effect of the non-vested restricted shares, as adjusted earnings are positive. In addition, the employee emergence shares are reflected as outstanding because the employee emergence equity expense has been removed from adjusted earnings.

Table 6

Owens Corning and Subsidiaries

EPS Reconciliation Schedules

(Unaudited)

(in millions, except per share data)

For purposes of internal review of Owens Corning's year-over-year operational performance, management excludes from net earnings (loss) certain items it believes are not the result of current operations, and therefore affect comparability. Additionally, management views net precious metal lease (expense) income as a financing item included in net interest expense rather than as a product cost included in cost of sales. Furthermore, management believes the non-cash charge to establish an accounting valuation allowance against U.S. deferred tax assets, should be excluded from adjusted earnings from continuing operations. The adjusted financial measures resulting from these adjustments are used internally by Owens Corning for various purposes, including reporting results of operations to the Board of Directors, analysis of performance and related employee compensation measures. Although management believes that these adjustments result in measurements that provides it a useful representation of its operational performance, the adjusted measures should not be considered in isolation or as a substitute for net earnings (loss) as prepared in accordance with accounting principles generally accepted in the United States. Items affecting comparability, a reconciliation from net earnings (loss) to adjusted earning from continuing operations, a reconciliation from diluted earnings (loss) per share from continuing operations to adjusted diluted earnings per share and a reconciliation from weighted-average shares outstanding used for diluted earnings per share to adjusted diluted shares outstanding are shown in the tables below.

	Three Months Ended December 31, 2008	Three Months Ended December 31, 2007
RECONCILIATION TO ADJUSTED EARNINGS FROM CONTINUING OPERATIONS

NET EARNINGS (LOSS)	$(45)	$(46)
Earnings from discontinued operations	—	—
Gain on sale of discontinued operations	—	(6)

EARNINGS (LOSS) FROM CONTINUING OPERATIONS	(45)	(40)
Adjustment to remove items affecting comparability	33	134
Adjustment to classify net metal lease expense as interest	(2)	(3)
Adjustment to remove accounting valuation for U.S. deferred tax assets	10	—
Adjustment to tax expense to reflect an expected long-term rate of 25%*	20	(51)

ADJUSTED EARNINGS FROM CONTINUING OPERATIONS	$16	$40

RECONCILIATION TO ADJUSTED DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS

DILUTED EARNINGS (LOSS) PER SHARE FROM CONTINUING OPERATIONS	$(0.36)	$(0.30)
Convert to diluted earnings per share on net earnings	0.01	—
Adjustment to remove items affecting comparability (see Table 4)	0.26	1.02
Adjustment to classify net precious metal lease (expense) income as interest	(0.02)	(0.02)
Adjustment to remove accounting valuation for U.S. deferred tax assets	0.08	—
Adjustment to tax expense to reflect an expected long-term rate of 25%*	0.16	(0.39)

ADJUSTED DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS	$0.13	$0.31

RECONCILIATION TO ADJUSTED DILUTED SHARES OUTSTANDING

Weighted-average shares outstanding used for diluted earnings per share	125.3	128.6
Non-vested restricted shares	1.6	0.5
Shares related to employee emergence program	2.0	2.3

Adjusted diluted shares outstanding **	128.9	131.4

*	The company estimates a long-term sustainable effective tax rate of 25% based upon the projected blend of its U.S. and non-U.S. operations.
**	The non-vested restricted shares were excluded from the reported weighted-average shares outstanding due to their anti-dilutive effect. The adjusted diluted shares outstanding need to be adjusted include the dilutive effect of the non-vested restricted shares, as adjusted earnings are positive. In addition, the employee emergence shares are reflected as outstanding because the employee emergence equity expense has been removed from adjusted earnings.

Table 7

Owens Corning and Subsidiaries

Consolidated Balance Sheets

(in millions)

	December 31, 2008	December 31, 2007
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$236	$135
Receivables, less allowances of $21 in 2008 and $23 in 2007	576	721
Inventories	894	821
Restricted cash – disputed distribution reserve	31	33
Assets held for sale – current	13	53
Other current assets	102	92

Total current assets	1,852	1,855
Property, plant and equipment, net	2,819	2,777
Goodwill	1,124	1,174
Intangible assets	1,190	1,210
Deferred income taxes	42	484
Assets held for sale – non-current	3	173
Other non-current assets	187	199

TOTAL ASSETS	$7,217	$7,872

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable and accrued liabilities	$1,194	$1,137
Accrued interest	9	12
Short-term debt	30	47
Long-term debt – current portion	16	10
Liabilities held for sale – current	8	40

Total current liabilities	1,257	1,246
Long-term debt, net of current portion	2,172	1,993
Pension plan liability	308	146
Other employee benefits liability	270	293
Deferred income taxes	318	—
Liabilities held for sale – non-current	—	8
Other liabilities	117	161
Commitments and contingencies
Minority interest	42	37
STOCKHOLDERS’ EQUITY
Preferred stock, par value $0.01 per share 10 shares authorized; none issued or outstanding at December 31, 2008 and December 31, 2007	—	—
Common stock, par value $0.01 per share 400 shares authorized; 131.7 and 130.8 issued and outstanding at December 31, 2008 and December 31, 2007, respectively	1	1
Additional paid in capital	3,824	3,784
Accumulated earnings (deficit)	(808)	31
Accumulated other comprehensive earnings (deficit)	(183)	173
Cost of common stock in treasury; 4.7 shares at December 31, 2008	(101)	(1)

Total stockholders’ equity	2,733	3,988

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$7,217	$7,872

Table 8

Owens Corning and Subsidiaries

Consolidated Statements of Cash Flows

(in millions)

	Twelve Month Ended December 31, 2008	Twelve Month Ended December 31, 2007
NET CASH FLOW PROVIDED BY OPERATING ACTIVITIES
Net earnings (loss)	$(839)	$96
Adjustments to reconcile net earnings to cash used for operating activities:
Depreciation and amortization	331	343
Gain on sale of businesses and fixed assets	(51)	(104)
Impairment of fixed and intangible assets	11	76
Deferred income taxes	881	—
Provision for pension and other employee benefits liabilities	30	45
Employee emergence equity program expense	26	37
Stock-based compensation expense	17	5
Decrease in restricted cash – disputed distribution reserve	2	52
Payments related to Chapter 11 filings	(3)	(109)
Increase (decrease) in receivables	74	(9)
Increase in inventories	(100)	3
Increase in prepaid and other assets	(23)	7
Decrease in accounts payable and accrued liabilities	(64)	(106)
Pension fund contribution	(73)	(121)
Payments for other employee benefits liabilities	(24)	(25)
Other	(2)	(8)

Net cash flow provided by operating activities	193	182

NET CASH FLOW USED FOR INVESTING ACTIVITIES
Additions to plant and equipment	(434)	(247)
Investment in subsidiaries and affiliates, net of cash acquired	—	(620)
Proceeds from the sale of assets or affiliates	272	437

Net cash flow used for investing activities	(162)	(430)

NET CASH FLOW PROVIDED BY (USED FOR) FINANCING ACTIVITIES
Proceeds from long-term debt	12	617
Payments on long-term debt	(9)	(85)
Proceeds from revolving credit facility	1,135	713
Payments on revolving credit facility	(955)	(573)
Payment of note payable to 524(g) Trust	—	(1,390)
Net increase (decrease) in short-term debt	(16)	(13)
Purchase of treasury stock	(100)	—

Net cash flow provided by (used for) financing activities	67	(731)

Effect of exchange rate changes on cash	3	25

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	101	(954)
Cash and cash equivalents at beginning of period	135	1,089

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$236	$135

Table 9

Owens Corning and Subsidiaries

Segment Data

(in millions)

	Twelve Months Ended December 31, 2008	Twelve Months Ended December 31, 2007
NET SALES
Reportable Segments
Composite Solutions	$2,363	$1,695
Insulating Systems	1,573	1,776
Roofing and Asphalt	1,863	1,375
Other Building Materials and Services	235	301

Total reportable segments	6,034	5,147
Corporate eliminations	(187)	(169)

Consolidated net sales	$5,847	$4,978

EARNINGS (LOSS) FROM CONTINUING OPERATIONS BEFORE INTEREST AND TAXES
Reportable Segments
Composite Solutions	$208	$123
Insulating Systems	14	192
Roofing and Asphalt	185	27
Other Building Materials and Services	(24)	14

Total reportable segments	$383	$356

RECONCILIATION TO CONSOLIDATED EARNINGS FROM CONTINUING OPERATIONS BEFORE INTEREST AND TAXES
Chapter 11-related reorganization items	$(1)	$—
Net precious metal lease (expense) income	(9)	3
Restructuring and other (costs) credits	(7)	(54)
Acquisition integration and transaction costs	(75)	(41)
Gains (losses) on sales of assets and other	34	(7)
Employee emergence equity program expense	(26)	(37)
Asset impairments	(10)	(60)
General corporate (expense) income	(93)	(15)

CONSOLIDATED EARNINGS FROM CONTINUING OPERATIONS BEFORE INTEREST AND TAXES	$196	$145

Table 10

Owens Corning and Subsidiaries

Segment Data

(Unaudited)

(in millions)

	Three Months Ended December 31, 2008	Three Months Ended December 31, 2007
NET SALES
Reportable Segments
Composite Solutions	$448	$543
Insulating Systems	375	454
Roofing and Asphalt	466	276
Other Building Materials and Services	46	67

Total reportable segments	1,335	1,340
Corporate eliminations	(44)	(36)

Consolidated net sales	$1,291	$1,304

EARNINGS (LOSS) FROM CONTINUING OPERATIONS BEFORE INTEREST AND TAXES
Reportable Segments
Composite Solutions	$19	$46
Insulating Systems	(9)	55
Roofing and Asphalt	70	(9)
Other Building Materials and Services	(13)	(4)

Total reportable segments	$67	$88

RECONCILIATION TO CONSOLIDATED EARNINGS FROM CONTINUING OPERATIONS BEFORE INTEREST AND TAXES
Chapter 11-related reorganization items	$(1)	$4
Net precious metal lease expense	(2)	(3)
Restructuring and other (costs) credits	1	(57)
Acquisition integration and transaction costs	(23)	(20)
Loss on sales of assets and other	(2)	—
Employee emergence equity program expense	(6)	(9)
Asset impairments	—	(49)
General corporate expense	(19)	—

CONSOLIDATED EARNINGS (LOSS) FROM CONTINUING OPERATIONS BEFORE INTEREST AND TAXES	$15	$(46)